UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 19, 2013

 CHECKPOINT SYSTEMS, INC.

(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)
101 Wolf Drive, PO Box 188, Thorofare, New Jersey	08086
(Address of principal executive offices)	(Zip Code)
856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
      240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
      240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On March 19, 2013, Checkpoint Systems, Inc. (the “Company”) and its affiliate Checkpoint Systems Canada, ULC (collectively, the "Sellers") entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with CheckView Intermediate Holding II Corporation, a Delaware corporation, and a Nova Scotia corporation to be formed prior to closing (collectively, the “Buyer”).  The Buyers are affiliates of Platinum Equity, a California based private equity firm.

The Asset Purchase Agreement provides the terms and conditions pursuant to which the Buyers have agreed to buy the assets of Sellers’ security systems integration business which designs, delivers and services physical and electronic security solutions, fire and life safety alarm systems, intrusion alarm and access control systems, digital video solutions and central station monitoring for retail and residential customers located in the United States and Canada (the “Business”).

The sale includes substantially all continuing business operations, assets and facilities associated with the Business.  In addition, approximately 225 current employees involved in the business are expected to continue with the business following the closing. Pursuant to the Asset Purchase Agreement, at closing Sellers will receive approximately $5,400,000 in cash, subject to customary post-closing adjustments. The Sellers and Buyers will complete the steps necessary for the Buyers to acquire the assets of Business, excluding specified assets.  The Buyers will assume responsibility for substantially all post-closing liabilities, and certain historical liabilities as specified in the Asset Purchase Agreement.  The Buyers and Sellers also plan to enter into a transition services agreement to provide for the orderly transition of the Business to the Buyers.

The closing of the transactions contemplated by the Asset Purchase Agreement is conditioned upon:  (i) the completion of Buyers’ acquisition of selected assets from the Sellers; (ii) evidence that all consents necessary in connection with the transaction having been obtained; (iii) the execution and delivery of ancillary documentation relating to transition services and employment matters; and (iv) customary closing conditions.

Item 7.01  Regulation FD Disclosure

On March 25, 2013, the Company issued a press release announcing the signing of the Asset Purchase Agreement as discussed in Item 1.01 hereof, which press release is attached hereto as Exhibit 99.1. This press release and the information disclosed under Item 1.01 above are incorporated into this Item 7.01 by reference.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
99.1	Press Release dated March 25, 2013 issued by Checkpoint Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Dated: March 25, 2013	By:	/s/ Raymond D. Andrews
Raymond D. Andrews Senior Vice President and Chief Financial Officer